AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURE AND SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (“Amendment”) to the Convertible Debenture in the principal amount of $600,000 dated January 29, 2007 (the “Convertible Debenture”) and the Securities Purchase Agreement dated January 29, 2007 (the “SPA”), is made as of April 25, 2007, by and among Cornell Capital Partners, L.P. (“Cornell”) and Falcon Natural Gas Corporation (the “Company”).

WHEREAS, the Company and Cornell entered into the SPA on January 29, 2007, pursuant to which the Company issued to Cornell that certain 8% Secured Convertible Debenture, denominated No. FNGC-2 due January 29, 2010;

WHEREAS, Cornell and the Company have agreed to the provision by Cornell to the Company of additional $55,555 in financing pursuant to the same terms as provided in the Convertible Debenture; and

WHEREAS, in response and in accordance with that understanding, the parties to this Agreement desire to amend the Convertible Debenture and the SPA.

WHEREAS, the Company is not currently compliant in its obligations under the Convertible Debenture and the SPA with respect to the timely filing of the Company’s reports under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Cornell agrees to provide a forbearance to the Company for such failure.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to the Preface of the Convertible Debenture. The first two paragraphs of the Convertible Debenture are hereby amended and restated in their entirety as follows:

“This Convertible Debenture (the “Debenture”) is issued on January 29, 2007 (the “Closing Date”) by Falcon Natural Gas Corporation, a Nevada corporation (the “Company”), to Cornell Capital Partners, LP (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended, and pursuant to that certain Securities Purchase Agreement dated January 29, 2007 (the “Securities Purchase Agreement”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the Holder or its successors and assigns the principal sum of Six Hundred Fifty-Five Thousand Five Hundred Fifty-Five Dollars ($655,555) together with accrued but unpaid interest on or before January 29, 2010 (the “Maturity Date”) in accordance with the following terms:”

Section 2. Amendment to the Preface of the SPA. The second paragraph under the recitatitions on the first page of the SPA is hereby amended and restated in its entirety as follows:

“WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Six Hundred Fifty-Five Thousand Five Hundred Fifty-Five Dollars ($655,555) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.00001 (the “Common Stock”) (as converted, the “Conversion Shares”); of which Six Hundred Thousand Dollars ($600,000) shall be funded within five (5) business day following the date hereof (the “Closing”), and Fifty-Five Thousand Five Hundred Fifty-Five Dollars ($55,555) was provided on April 25, 2007 (the “Second Closing,” and together with the Closing, the “Closings”) for a total purchase price of up to Six Hundred Fifty-Five Thousand Five Hundred Fifty-Five Dollars ($655,555), (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”).”

Section 3. Amendment to Section 1(b) of the SPA Section 1(b) of the SPA is hereby amended and restated in its entirety as follows:

“. . .

(b) Closing Date. The closing of the purchase and sale of the Convertible Debentures (the “Closing”) shall take place at 10:00 a.m. Eastern Standard Time on the fifth day following the date hereof, subject to notification of satisfaction of the conditions to such Closing set forth in Sections 6 and 7 below ( the “Closing Date”). The Closing shall occur on the respective Closing Date at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer). The Second Closing shall take place at 4:00 p.m. Eastern Standard Time on April 25, 2007.”

Section 4. Amendment to Section 4(g) of the SPA Section 4(g) of the SPA is hereby amended and restated in its entirety as follows:

“…

(g) …

(iv) Simultaneously with the Second Closing, the Company shall pay a fee to the Buyer of $5,555, to be paid directly from the proceeds of the Second Closing.”

Section 5. Representations and Warranties of the Company. Except as set forth in this Amendment, the Company hereby represents and warrants that, as of the date hereof, each of the representations and warranties it made in Section 3 of the SPA remain in full force and effect.

Section 6. Additional Forbearance The Company and Cornell hereby acknowledge that the Company has not timely filed its Annual Report on Form 10-KSB for the year ended December 31, 2006 and, therefore, the Company is not currently in compliance with certain of its obligations under the Convertible Debenture and SPA with respect to filing reports under the 1934 Act. Cornell hereby agrees to waive on a one-time basis the Company’s default under the Convertible Debenture and SPA with respect to the Company’s failure to timely file its Annual Report on Form 10-KSB for the year ended December 31, 2006 and agrees to forbear from exercising its rights and remedies under the Convertible Debenture, SPA and other Transactions Documents executed in connection therewith, if the Company files its Annual Report on Form 10-KSB for the year ended December 31, 2006 on or before May 15, 2007.

Section 7. Effect of Amendment. Except as amended hereby, the Convertible Debenture and the SPA shall continue in full force and effect and are hereby incorporated herein by this reference. The Company affirms that the obligation to repay all amounts related to the provision of funds to it by Cornell pursuant to the Second Closing is secured by the security set forth in Section 1(b) of the Convertible Debenture.

Section 8. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New Jersey.

Section 9. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

Section 10. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first set forth above.

CORNELL CAPITAL PARTNERS, LP		FALCON NATURAL GAS CORP.
By: Yorkville Advisors, LLC Its: Investment Manager

By:	/s/ Mark Angelo	By:	/s/ Saul S. Deutsch
	Name: Mark Angelo Its: Portfolio Manager		Name: Saul S. Deutsch Title: Chief Financial Officer